                                                                    EXHIBIT 3.4



                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                       THE ULTIMATE SOFTWARE GROUP, INC.
                            (Original Certificate of
                              Incorporation filed
                               on April 15, 1996)



     This Amended and Restated Certificate of Incorporation, which restates and amends the Third Amended and Restated Certificate of Incorporation of The Ultimate Software Group, Inc. (the "Corporation") filed with the Secretary of State of the State of Delaware on June 6, 1997, was duly adopted by action of the Board of Directors of the Corporation and approved by a vote of a majority of the outstanding stock entitled to vote thereon at a meeting of the stockholders in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.


     FIRST: The name of the corporation is The Ultimate Software Group, Inc.

     SECOND: The address of the Corporation's registered office in the state of Delaware is Corporation Trust Center, 1209 Orange Street, in the city of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

     THIRD: The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The authorized capital stock of the Corporation shall consist of
(i) 2,500,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock"), and (ii) 50,000,000 shares of Common Stock, $0.01 par value per share (the "Common Stock").

     The Preferred Stock shall consist of one or more series of Preferred Stock which shall have the powers, terms, conditions, designations, preferences and privileges, the relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, if any, as provided herein.

A. SERIES OF PREFERRED STOCK

     The Board of Directors (or a duly authorized committee thereof) is hereby expressly authorized to provide for, designate and issue, out of the authorized but unissued shares of Preferred Stock, one or more series of Preferred Stock. Before any shares of any such series are issued, the Board of Directors (or a duly authorized committee thereof) shall fix, and is hereby expressly empowered to fix, as to the shares of any such series:

     (a) the designation of such series, the number of shares to constitute such series and the stated value thereof, if different from the par value thereof;

     (b) whether the shares of such series shall have voting rights or powers, in addition to any voting rights required by law and, if so, the terms of such voting rights or powers, which may be full or limited;

     (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preferences or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;

     (d) whether the shares of such series shall be subject to redemption by the Corporation and, if so, the times, prices and other conditions of such redemption;

     (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, or upon any distribution of the assets, of the Corporation;

     (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to which and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

     (g) whether the shares of such series shall be convertible into or exchangeable for shares of stock of any other class or any other series of this class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

     (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of this class;

     (i) the conditions or restrictions, if any, to be effective while any shares of such series are outstanding upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and

     (j) any other powers, designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations, or restrictions thereof.

     The powers, designations, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The Board of Directors is hereby expressly authorized from time to time to increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares thereof then outstanding) the number of shares of Preferred Stock designated to any one or more series of Preferred Stock pursuant to this Section A of this Paragraph Fourth.

B. COMMON STOCK

     All shares of Common Stock will be identical and will entitle the holders thereof to the same rights and privileges.

     I. Stock Split

     Upon the filing in the Office of the Secretary of State of Delaware of this Amended and Restated Certificate of Incorporation, each issued and outstanding share of Common Stock shall thereby and thereupon be split into
10.119 shares of validly issued, fully paid nonassessable shares of Common Stock. Each party at that time holding of record any issued and outstanding shares of Common Stock shall receive upon surrender of the stock certificate representing such shares to the Corporation's authorized agent a stock certificate or certificates to evidence and represent the number of shares of Common Stock to which said stockholder is entitled after the split.

     II. Dividends

     When, as and if dividends are declared thereon, whether payable in cash, property or securities of the Corporation, the holders of Common Stock will be entitled to share equally in and receive, in accordance with the number of shares of Common Stock held by each such holder, such dividends. Dividends payable under this Section B.I shall be paid to the holders of record of the outstanding Common Stock as their names shall appear on the stock register of the Corporation on the record date fixed by the Board of Directors in advance of declaration and payment of each dividend. Any Common Stock issued as a dividend pursuant to this Section B.I shall, when so issued, be duly authorized, validly issued, fully paid and non-assessable, and free of all liens and charges.

     Notwithstanding anything contained herein to the contrary, no dividends on Common Stock shall be declared by the Corporation's Board of Directors or paid or set apart for payment by the Corporation at any time that such declaration, payment, or setting apart is prohibited by applicable law.

     III. Voting Rights

     Each holder of the Common Stock shall be entitled to one vote for each share of Common Stock held on all matters submitted to a vote of the stockholders.

     IV. Other Rights

     Except for and subject to those rights expressly granted to the holders of Preferred Stock, or as otherwise provided herein, and except as may be provided by the laws of the State of Delaware, the holders of Common Stock shall have exclusively all other rights of stockholders, including, without limitation,
(a) the right to receive dividends, when, as and if declared by the Board of Directors, out of assets lawfully available therefor, and (b) in the event of any distribution of assets upon a liquidation or otherwise, the right to receive ratably and equally with all other holders of Common Stock all of the assets and funds of the Corporation remaining after the payment to the holders of the Preferred Stock, of the specific amounts which they are entitled to receive upon such liquidation.

     FIFTH: A. Board of Directors. Subject to the rights of the holders of the Preferred Stock, the number which shall constitute the Board of Directors of the Corporation shall be no greater than eleven (11) and no less than five (5), as determined by the Board of Directors from time to time. The Board of Directors shall be classified, with respect to the time for which the directors severally hold office, into three classes, as nearly equal in number as possible, in the manner specified in the By-laws of the Corporation, one class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1999, another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 2000, and another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 2001, with the members of each class to hold office until their successors are duly elected and qualified. At each annual meeting of the stockholders of the Corporation, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

     B. Removal of Directors Solely for Cause. No director may be removed from office except for cause and only by the affirmative vote of the holders of a majority of the combined voting power of all outstanding shares of stock then entitled to vote generally in the election of directors, voting as a single class. Notwithstanding the foregoing, directors who shall have been elected by the holders of a series or class of Preferred Stock, voting separately as a class, shall be removed only pursuant to the provisions establishing the rights of such series or class to elect such directors.

     The election of directors need not be by ballot unless the By-laws of the Corporation so provide.

     SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and in furtherance and, except as specifically set forth in this Paragraph, not in limitation of the powers of the Corporation and of its directors and stockholders conferred by statute:

     (1) Subject to the provisions of Article Eleventh hereof, the Board of Directors shall have power without (except as provided by applicable law) the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the By-laws of the Corporation; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; to fix the times for the declaration and payment of dividends; and to set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve.

     (2) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the laws of the State of Delaware, this Amended and Restated Certificate of Incorporation and the Corporation's By-laws, as in effect from time to time.

     SEVENTH: The books and records of the Corporation may be kept (subject to any mandatory requirement of law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or by the By-laws of the Corporation.

     EIGHTH: No director shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing does not eliminate or limit any liability that may exist with respect to (1) a breach of the director's duty of loyalty to the Corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the Corporation's directors to the Corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as in effect on the date hereof and as such Section may be amended after the date hereof to the extent such amendment permits such liability to be further eliminated or limited. The Corporation shall indemnify to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (as in effect on the date hereof and as such Section may be amended after the date hereof) each person that such Section grants the Corporation the power to indemnify. No amendment, modification or repeal of this Paragraph Eighth shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

     NINTH: The Corporation reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon stockholders or directors are granted subject to this reservation.

     TENTH: Following the consummation of an initial public offering of Common Stock or any transaction or event as a result of which any Common Stock is listed on a national securities exchange or registered under Section 12 of the Securities Exchange Act of 1934, as amended, any action required or permitted to be taken by the stockholders of the Corporation must be affected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied except as fixed pursuant to the provisions of Section A of Paragraph FOURTH hereof relating to the rights of the holders of Preferred Stock. Except as otherwise required by law, special meetings of stockholders of the Corporation may be called only by (i) the Chairman of the Board or the President of the Corporation and (ii) shall be called by the Secretary of the Corporation at the request in writing of a majority of the members of the Board of Directors.

     ELEVENTH: In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, alter, amend, terminate or repeal the Corporation's By-laws. The affirmative vote of at least 66-2/3% of the entire Board of Directors shall be required to adopt, alter, amend, terminate or repeal the Corporation's By-laws.

     TWELFTH: The provisions of Paragraphs Fifth, Tenth, Eleventh and Twelfth hereof and Section 2.11 of the Corporation's By-laws may only be altered, amended, terminated or repealed, or a provision adopted that is inconsistent with the purpose and intent of the provisions of such Paragraphs or Article, as the case may be, by the affirmative vote of the holders of at least 66-2/3% of the voting power of the shares entitled to vote at an election of directors.

     IN WITNESS WHEREOF, The Ultimate Software Group, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its President and attested to by its Secretary and caused the corporate seal of the
Corporation to be hereunto affixed this    day of   , 1998.


                                                 ------------------------------
                                                 Name:  Scott Scherr
                                                 Title: President and
                                                        Chief Executive Officer